December 27, 2000

Securities and Exchange Commission
Mail Stop 9-5
450 5th Street, N.W.
Washington, D.C.  20549

Dear Sir or Madam:

         We have read Item 4(a) on Form 8-K of New Frontier Media, Inc. and agree with the statements contained therein.

Very truly yours,

/s/ Spicer, Jeffries & Co.